UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 6, 2007

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY 10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 6, 2007, Marsh & McLennan Companies, Inc. (“MMC”) and Marsh Inc. (“Marsh”) and their subsidiaries and affiliates entered into Amendment No. 4 (“Amendment No. 4”) to the Agreement, dated January 30, 2005, as amended (the “Settlement Agreement”), among such parties, the Attorney General of the State of New York and the Superintendent of Insurance of the State of New York.

Amendment No. 4 clarifies the forms of compensation that Marsh is permitted to accept under the Settlement Agreement. As amended by Amendment No. 4, the Settlement Agreement provides that Marsh, in connection with its insurance brokerage, agency, producing, consulting and other services in placing, renewing, consulting on or servicing any insurance policy, shall accept only: a specific fee to be paid by the client; a specific percentage commission on premium to be paid by the insurer set at the time of purchase, renewal, placement or servicing of the insurance policy; a specific fee for service(s) to be paid by the insurer set at the time of purchase, renewal, placement or servicing of the insurance policy; or a combination of fee and commission. Marsh shall accept no such commissions or fees unless, before the binding of any such policy, or provision of any such service: (a) Marsh in plain, unambiguous written language fully discloses such commissions or fees in either dollars or percentage amounts, and the specific nature of each service for which fees are to be received; and (b) the U.S. client consents in writing.

The foregoing description is qualified in its entirety by reference to Amendment No. 4, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1      Amendment No. 4, signed August 6, 2007, to the Agreement, dated January 30, 2005, as amended, among Marsh & McLennan Companies, Inc., Marsh Inc. and their subsidiaries and affiliates, the Attorney General of the State of New York and the Superintendent of Insurance of the State of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato

Name:	Luciana Fato
Title:	Deputy General Counsel-Corporate &

  Corporate Secretary

Date:	August 7, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1

Amendment No.4, signed August 6, 2007, to the Agreement, dated January 30, 2005, as amended, among Marsh & McLennan Companies, Inc., Marsh Inc. and their subsidiaries and affiliates, the Attorney General of the State of New York and the Superintendent of Insurance of the State of New York.

3